UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2015

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 22, 2015, SunOpta Inc. (the “Company”) and SunOpta Foods Inc., a wholly-owned subsidiary of the Company (“SunOpta Foods”), entered into a First Amending Agreement (the “Amendment”), which amends the Company’s Seventh Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company and SunOpta Foods, as borrowers, each of the financial institutions from time to time party thereto, as lenders, certain affiliates of the borrowers, as obligors, and Bank of Montreal, as agent. The Amendment extends the Maturity Date of the credit facilities established by the Credit Agreement from July 27, 2016 to January 27, 2017.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher
Robert McKeracher
Vice President and Chief Financial Officer

Date	September 24, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amending Agreement, dated September 22, 2015, amending the Seventh Amended and Restated Credit Agreement, among SunOpta Inc. and SunOpta Foods, as borrowers, each of the financial institutions from time to time party thereto, as lenders, certain affiliates of the borrowers, as obligors, and Bank of Montreal, as agent.